Exhibit 99.1

EXELA ANNOUNCES PLANS TO SPINOFF ITS BPA BUSINESS TO MAXIMIZE SHAREHOLDER VALUE

IRVING, Texas, July 1, 2024 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA, XELAP), a business process automation leader, today announced that its Board of Directors (the “Board”) has authorized Exela to consider a spin-off of its wholly-owned subsidiary, Exela Technologies BPA, LLC, to Exela stockholders to maximize shareholder value.

The potential spin-off, if completed, would likely be structured so that all Exela stockholders as of a record date in the third or fourth quarter of 2024, to be determined by the Board, would (i) receive their pro-rata share of a newly formed holding company owning Exela’s business process automation business (the “BPA Business”) and (ii) continue to own Exela, as currently constituted, including its greater than 70% ownership in Nasdaq-listed XBP Europe Holdings, Inc. (held through subsidiaries remaining with Exela) and the North American onsite services business, but without the BPA Business.

No action or payment will be required by Exela stockholders to receive shares of the BPA Business or any cash in lieu of fractional shares that would be paid in connection with the spin off. A registration statement containing details regarding the distribution of the shares of the BPA Business, the management following the spin-off, and other information regarding the spin-off will be made available to Exela stockholders prior to any distribution date. The closing of any distribution will be subject to customary conditions that will be set forth in the registration statement to be filed by the BPA Business, including final approval of the Board and effectiveness of the registration statement.

Exela is evaluating whether, for U.S. federal income tax purposes, the potential spin-off qualifies as a tax-free distribution under Section 355(a) of the Internal Revenue Code. If a potential spin off is consummated, Exela stockholders are urged to consult with their tax advisors with respect to the U.S. federal, state, and local or foreign tax consequences, as applicable, of the potential spin-off.

Loeb & Loeb LLP is serving as legal counsel to Exela on the potential spin-off.

Further details regarding the potential spin-off, once finalized, will be shared in public filings with the Securities and Exchange Commission. There can be no assurance, however, that the potential spin-off transaction will be completed in the manner described above, or at all.

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About Exela Technologies

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. Utilizing foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry, departmental solution suites addressing finance and accounting, human capital management, and legal management, as well as industry- specific solutions for banking, healthcare, insurance, and the public sector. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 13,600 employees operating in 20 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "may", "should", "would", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "continue", "future", "will", "expect", "outlook" or other similar words, phrases or expressions. These forward- looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, which are and will be detailed (i) with respect to Exela, in Exela's Annual Report on Form 10-K and other securities filings, and (ii) with respect to the BPA Business, in the BPA Business's registration statement to be filed with the SEC (as may be amended from time to time). In addition, forward-looking statements provide Exela's expectations, plans or forecasts of future events and views as of the date of this communication, which are subject to uncertainty, and changes in circumstances including, without limitation, whether the spin-off will be consummated on the expected terms, or at all. These forward-looking statements should not be relied upon as representing Exela's assessments as of any date subsequent to the date of this press release and Exela does not undertake any responsibility to update these forward-looking statements.

Investor and/or Media Contacts:

Vincent Kondaveeti

E: vincent.kondaveeti@exelatech.com